EXHIBIT 10.6

                         VANGUARD HEALTH SYSTEMS, INC.
                        NONQUALIFIED INITIAL OPTION PLAN

     1. Purpose; Types of Awards; Construction. The purpose of the Vanguard Health Systems, Inc. Nonqualified Initial Option Plan (the "Plan") is to afford an incentive to certain employees of Vanguard Health Systems, Inc. to acquire a proprietary interest in the Company, to increase their efforts on behalf of the Company and to promote the success of the Company's business. The awards are being granted primarily to those employees who have agreed to work for the Company with salaries below fair market value for persons of their credentials, experience and capabilities.

     2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Compensation Committee of the Board or such other committee established by the Board to administer the Plan, provided if no such Committee is established by the Board, Committee shall mean the entire Board.

     "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company.

     "Company" shall mean Vanguard Health Systems, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

     "Fair Market Value" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange (or, on the date of an initial sale of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (other than a registration statement on Form S-4 or Form S-8 or any successor or similar form), the per share initial sale price to the public), or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities

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exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

     "Grantee" shall mean a person who receives a grant of Options under the Plan.

     "Insider" shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

     "Liquidity Event" shall have the meaning set forth in the Shareholders Agreements.

     "Management Investor" shall have the meaning set forth in the Shareholders Agreements.

     "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan shall constitute non-qualified Stock Options under the Code.

     "Option Agreement" shall mean an agreement entered into between the Company and a Grantee in connection with a grant under the Plan.

     "Option Price" shall mean the exercise price of the shares of Common Stock covered by an Option.

     "Plan" means this Vanguard Health Systems, Inc. Nonqualified Initial Option Plan, as amended from time to time.

     "Shareholders Agreements" means the Shareholders Agreement dated as of June 1, 1998, among the Company and its shareholders, and the Surviving Shareholders Agreement dated as of June 1, 1998 among the Company and the shareholders of the Company, in each case as the same may be amended from time to time.

     3. Administration. The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan.

     The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan.


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     No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

     4. Eligibility; Grant.

          (a) Awards may be granted only to those employees of the Company set forth on Schedule A hereto.

          (b) The Committee shall grant Options under the Plan to each person listed on Schedule A hereto (each a "Grantee") for the number of shares of Common Stock set forth opposite such person's name on Schedule A.

     5. Stock. The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 3,595 subject to adjustment as provided in Section 9 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

     6. Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement, in the form of Exhibit A hereto or such other form and containing such terms and conditions as the Committee shall from time to time approve. Each Option shall be subject to the following terms and conditions, except to the extent otherwise specifically provided in such Option Agreement:

          (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

          (b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes a Nonqualified Stock Option.

          (c) Option Price. Each Option Agreement shall state the Option Price of $170.12 per share. The Option Price shall be subject to adjustment as provided in Section 9 hereof.

          (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or, if permitted by the Committee, in shares of Common Stock having a Fair Market Value equal to such Option Price or, if permitted by the Committee, in a combination of cash and Common Stock or in such other manner as the Committee shall determine including, without limitation, a cashless exercise procedure through a broker-dealer.

          (e) Term and Exercisability of Options. Each Option Agreement shall provide the exercise schedule for the Option which is set forth in Exhibit A hereto, provided, the Committee shall have the authority to accelerate the exercisability of any outstanding Option


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     at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the Option. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

          (f) Exercise by Certain Persons Prior to Liquidity Event. Notwithstanding any other provision of this Plan or any Option Agreement, until the occurrence of a Liquidity Event, no Option granted under the Plan may be exercised by a Grantee who is not a Management Investor.

          (g) Other Provisions. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

     7. Shareholders Agreements. All Options granted under this Plan and the shares of Common Stock acquired pursuant to the exercise of Options shall be subject to the provisions of the Shareholders Agreements.

     8. Prohibition on Regrants. The grant of an Option under this Plan shall reduce the available shares under the Plan for grant by the number of shares subject to such Option. Shares available if an Option granted under the Plan has been canceled, or has lapsed, expired or has otherwise terminated, shall not be regranted pursuant to this Plan.

     9. Effect of Certain Changes.

          (a) In the event of any extraordinary dividend, stock dividend, recapitalization, reclassification, merger, consolidation, stock split, or combination or exchange of such shares, or other similar transactions, the number of shares of Common Stock available for awards, the number of such shares covered by outstanding awards, and the price per share of Options shall be equitably adjusted by the Committee to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

          (b) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan .


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     10. Transferability of Awards. No award shall be transferable or assignable, or exercisable by, anyone other than the Grantee to whom it was granted, except (i) by law, will or the laws of descent and distribution or
(ii) to a member of a Grantee's immediate family and/or trusts whose beneficiaries are members of the Grantee's immediate family. Notwithstanding the foregoing, all transfers shall be in accordance with the provisions of the Shareholders Agreements. A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Grantee shall be subject to all terms and conditions of the Plan and any Option Agreement applicable to such Grantee, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     11. Approval of Stockholders. The Plan shall take effect upon its adoption by the Board but the Plan (and any grants of awards made prior to the stockholder approval mentioned herein) shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which approval must occur within twelve months of the date the Plan is adopted by the Board.

     12. Agreement by Grantee Regarding Withholding Taxes. As a condition of exercise of an Option, each Grantee shall agree that no later than the date of such exercise, the Grantee will pay to the Company any federal, state or local taxes of any kind required by law to be withheld upon such exercise. Alternatively, if permitted by the Committee, a Grantee may elect, to the extent permitted by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon such exercise from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock valued at Fair Market Value.

     13. Amendment and Termination of the Plan. The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding to increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Section 9(a)). Except as provided in
Section 9(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted without the written consent of the Grantee.

     14. Rights as a Shareholder. A Grantee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9(a) hereof.


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     15. No Rights to Employment. Nothing in the Plan or in any award granted or Option Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company to terminate such Grantee's employment.

     16. Beneficiary. A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

     17. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York, without regard to its conflicts of laws principles.

     18. Effective Date and Duration of the Plan. This Plan shall be effective as of the date it is approved or ratified by the stockholders of the Company, and shall terminate on the later of (a) the tenth anniversary of such date or
(b) the last expiration of awards granted hereunder.


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                                   SCHEDULE A
                             ---------------------


Participants                            Number of Shares Represented By Options
------------                            ---------------------------------------

Charles N. Martin, Jr.                                  587
Lawrence W. Hough                                       359
Joseph D. Moore                                         310
Ronald P. Soltman                                       228
Alan G. Thomas                                          146
Bruce F. Chafin                                         163
Phillip W. Roe                                          163
James Johnston                                          146
Robert E. Galloway                                      146
Tony W. Simpson                                          97
James H. Spalding                                        97
Anne L. Sanford                                          97
John M. Geer                                             81
Thomas M. Ways                                          695
Teresa Tardy                                             54
Dennis K. Jacobs                                         81
Carol A. Bailey                                          60
Beth J. Blakely                                          11
Suzanne B. Towry                                         29
Anita Passarella                                         12
Phil W. Pryor                                            33


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